Exhibit 5.1

August 4, 2025	98489.00025

Orchestra BioMed Holdings, Inc.

150 Union Square Drive

New Hope, Pennsylvania 18938

Re:	Orchestra BioMed Holdings, Inc. – Public Offering of Common Stock and Pre-Funded Warrants

Ladies and Gentlemen:

We have acted as counsel to Orchestra BioMed Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the rules and regulations of the Securities Act of 1933, as amended (the “Act”), of a prospectus supplement, dated August 1, 2025 (the “Prospectus Supplement”), to the base prospectus dated May 24, 2024 (the “Base Prospectus” and, together with the Prospectus Supplement, the “Prospectus”) included in the Company’s Registration Statement on Form S-3 (File No. 333-279430) filed with the Commission under the Act on May 15, 2024, and declared effective on May 24, 2024 (the “Registration Statement”), relating to the offering by the Company of (i) 9,413,637 shares (the “Firm Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), (ii) up to 2,182,500 shares of Common Stock that may be sold pursuant to the exercise of an option granted to the Underwriters (as defined below) to purchase additional shares (the “Option Shares” and, together with the Firm Shares, the “Shares”) and (iii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 5,136,363 shares of Common Stock (the “Warrant Shares”). The Shares and the Pre-Funded Warrants are being sold to the Underwriters pursuant to an underwriting agreement, dated August 1, 2025 (the “Underwriting Agreement”), by and among the Company and Piper Sandler & Co. and TD Securities (USA) LLC, as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”).

In connection with this opinion letter, we have examined and relied upon the Registration Statement, the Prospectus, the Underwriting Agreement, the form of Pre-Funded Warrant, the Company’s Certificate of Incorporation and the Company’s Amended and Restated Bylaws, each as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all individuals executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; and (viii) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. With your consent, we have also assumed that the status of the Pre-Funded Warrants as valid and binding obligations of the Company is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company and upon the representations, warranties and covenants contained in the Underwriting Agreement.

August 4, 2025

With respect to the Pre-Funded Warrants and the Warrant Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Warrant Shares and/or antidilution adjustments to outstanding securities of the Company, including the Pre-Funded Warrants, may cause the Pre-Funded Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued. Further, we have assumed that the exercise price of the Pre-Funded Warrants will not be adjusted to an amount below the par value per share of the shares of Common Stock.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The Shares, when issued and sold against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

2.	The Pre-Funded Warrants, when issued and sold against payment therefor in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	The Warrant Shares, when issued, delivered and paid for in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and nonassessable.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) (a) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (b) concepts of materiality, reasonableness, good faith and fair dealing and (c) the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (c) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (d) other applicable exceptions; and (e) the severability, if invalid, of provisions to the foregoing effect.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than, as in effect on the date of this opinion letter, (i) the General Corporation Law of the State of Delaware and (ii) the internal laws of the State of New York. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

August 4, 2025

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act solely for such purpose. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K of the Company. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP